Exhibit 4.2

CONNECTURE, INC.

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made and entered into as of this 3rd day of August 2012, by and among CONNECTURE, INC., a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A hereto (each referred to herein as a “Key Holder” and collectively as the “Key Holders”) and each of the persons and entities listed on EXHIBIT B hereto (the “Investors”).

RECITALS

WHEREAS, the Company and certain Investors (the “Series B Investors”) are parties to that certain Series B Preferred Stock Purchase Agreement, dated August 3, 2012 (as amended from time to time, the “Series B Purchase Agreement”), pursuant to which the Company is selling, and the Series B Investors are purchasing, shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Stock”); and

WHEREAS, certain of the Company’s and the Series B Investors’ obligations under the Series B Purchase Agreement are conditioned on the execution and delivery of this Agreement by the parties hereto.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1 “Key Holder Stock” shall mean shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Stock”), now owned or subsequently acquired by the Key Holders by gift, purchase, dividend, stock split, conversion, exchange, warrant exercise, option exercise or any other means whether or not such securities are only registered in a Key Holder’s name or beneficially or legally owned by such Key Holder, including any interest of a spouse in any of the Key Holder Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Key Holder Stock owned by the Key Holders as of the date hereof are set forth on EXHIBIT A, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Key Holders, but the failure to so amend shall have no effect on such Key Holder Stock being subject to this Agreement.

1.2 “Investor Stock” shall mean the shares of Common Stock and Preferred Stock now owned or subsequently acquired by the Investors by gift, purchase, dividend, stock split, conversion, exchange, warrant exercise, option exercise or any other means whether or not such securities are only registered in an Investor’s name or beneficially or otherwise legally owned by such Investor. The number of shares of Investor Stock owned by the Investors as of the date

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hereof are set forth on EXHIBIT B, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Investors, but the failure to so amend shall have no effect on such Investor Stock being subject to this Agreement.

1.3 “Preferred Stock” means the Series A Stock and the Series B Stock (upon the designation of such shares).

1.4 For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Key Holder Stock.

2.	TRANSFERS BY A KEY HOLDER.

2.1 Notice of Transfer. If a Key Holder proposes to Transfer any shares of Key Holder Stock, then the Key Holder shall promptly give written notice (the “Notice”) simultaneously to the Company and to each of the Investors at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer, including the material terms and conditions of such Transfer, the number and type of shares of Key Holder Stock to be transferred, the nature of such Transfer, the consideration to be paid (including price and form of consideration), and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.1, the Notice shall state under which clause of Section 3.1 the Transfer is being made.

2.2 Company Right of First Refusal. For a period of ten (10) days following receipt of any Notice described in Section 2.1, the Company shall have the right to purchase all or a portion of the Key Holder Stock subject to such Notice on the same terms and conditions as set forth therein. The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the Key Holder within such ten (10) day period. The Company shall effect the purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Company’s Notice, and at such time the Key Holder shall deliver to the Company the certificate(s) representing the Key Holder Stock to be purchased by the Company (free and clear of all claims, liens and other encumbrances), each certificate to be properly endorsed for transfer. The Key Holder Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of Common Stock.

2.3 Investor Right of First Refusal.

(a) In the event that the Company does not elect to purchase all of the Key Holder Stock available pursuant to its rights under Section 2.2 within the period set forth therein, the Key Holder shall promptly give written notice (the “Second Notice”) to each of the Investors who then holds Investor Stock (a “Qualifying Investor”), which shall set forth the number and type of shares of Key Holder Stock not purchased by the Company and which shall include the terms of Notice set forth in Section 2.1. Each Qualifying Investor shall then have the right,

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exercisable upon written notice to the Key Holder (the “Investor Notice”) within ten (10) days after the receipt of the Second Notice, to purchase its pro rata share of the Key Holder Stock subject to the Second Notice and on the same terms and conditions as set forth therein. Except as set forth in Section 2.3(c), the Qualifying Investors who so exercise their rights (the “Participating Investors”) shall effect the purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Investor Notice, and at such time the Key Holder shall deliver to the Participating Investors the certificate(s) representing the Key Holder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer, together with stock powers, free and clear of all claims, liens and other encumbrances.

(b) Each Qualifying Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Key Holder Stock covered by the Second Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investor at the time of the Notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock at the time of the Notice held by all Qualifying Investors.

(c) In the event that not all of the Qualifying Investors elect to purchase their pro rata share of the Key Holder Stock available pursuant to their rights under Section 2.3(a) within the time period set forth therein, then the Key Holder shall promptly give written notice to each of the Participating Investors (the “Overallotment Notice”), which shall set forth the number and type of shares of Key Holder Stock not purchased by the other Qualifying Investors, and shall offer such Participating Investors the right to acquire such unsubscribed shares. Each Participating Investor shall have seven (7) days after receipt of the Overallotment Notice to deliver a written notice to the Key Holder (the “Participating Investors Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Investor desires to purchase, and each such Participating Investor shall be entitled to purchase such number of unsubscribed shares on the same terms and conditions as set forth in the Second Notice. In the event that the Participating Investors desire to purchase, in the aggregate, a number of shares that exceeds the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Investor may purchase shall be reduced on a pro rata basis. For purposes of this Section 2.3(c), each Participating Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Key Holder Stock covered by the Overallotment Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investor electing to purchase unsubscribed shares at the time of the Notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Participating Investors electing to purchase unsubscribed shares at the time of the Notice. The Participating Investors shall then effect the purchase of the Key Holder Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Participating Investors Overallotment Notice, and at such time, the Key Holder shall deliver to the Investors the certificates representing the Key Holder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer, together with stock powers, free and clear of all claims, liens and other encumbrances.

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(d) If the consideration proposed to be paid for the shares of Key Holder Stock set forth in a Notice is in property, services or other non-cash consideration, then the fair market value of the consideration shall be as determined in good faith by the Company’s Board of Directors, and the Company shall send written notice of such fair market value determination, signed by an officer of the Company (the “FMV Notice”), to the Key Holder and each Investors within 10 days after the Company’s receipt of such Notice. If the Company or any Investor cannot for any reason pay for such Key Holder Stock in the same form of non-cash consideration, then the Company or such Investor may pay the cash value equivalent thereof, as set forth in the FMV Notice.

2.4 Right of Co-Sale.

(a) In the event the Company and the Investors fail to exercise their respective rights to purchase all of the Key Holder Stock subject to Sections 2.2 and 2.3, following the exercise or expiration of the rights of purchase set forth in Sections 2.2 and 2.3, then the Key Holder shall deliver to the Company and each Qualifying Investor written notice (the “Co-Sale Notice”) that each Qualifying Investor shall have the right, exercisable upon written notice to such Key Holder with a copy to the Company within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer of Key Holder Stock (excluding, for the avoidance of doubt, shares of Key Holder Stock purchased by the Company and/or the Participating Investors pursuant to Section 2.2 or 2.3) on the same terms and conditions. Such notice shall indicate the number and type of shares of Investor Stock up to that number of shares determined under Section 2.4(b) such Qualifying Investor wishes to sell under his or her right to participate. To the extent one or more of the Qualifying Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Key Holder Stock that such Key Holder may sell in the transaction shall be correspondingly reduced based on their pro rata ownership.

(b) Each Qualifying Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Key Holder Stock covered by the Co-Sale Notice and not purchased by the Company or its assignees or Qualifying Investors pursuant to Section 2.2 or 2.3 by (ii) a fraction the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by such Qualifying Investor at the time of the Co-Sale Notice and the denominator of which is the total number of shares of Common Stock held by such Key Holder (excluding shares purchased by the Company and/or Qualifying Investors pursuant to Section 2.2 or 2.3) plus the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Qualifying Investors at the time of the Co-Sale Notice.

(c) Each Qualifying Investor who elects to participate in the Transfer pursuant to this Section 2 (a “Co-Sale Participant”) shall effect its participation in the Transfer by promptly delivering to such Key Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of shares of Common Stock which such Co-Sale Participant elects to sell; or

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(ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.4(c)(i). The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the purchaser.

(d) The stock certificate or certificates that the Co-Sale Participant delivers to such Key Holder pursuant to Section 2.4(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Key Holder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Key Holder shall not sell to such prospective purchaser or purchasers any Key Holder Stock unless and until, simultaneously with such sale, such Key Holder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

(e) The exercise or non-exercise of the rights of any Qualifying Investor hereunder to participate in one or more Transfers of Key Holder Stock made by any Key Holder shall not adversely affect such Qualifying Investor’s right to participate in subsequent Transfers of Key Holder Stock subject to Section 2.

(f) To the extent that the Qualifying Investors do not elect to participate in the sale of the Key Holder Stock subject to the Co-Sale Notice, such Key Holder may, not later than sixty (60) days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Key Holder Stock covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Key Holder Stock by a Key Holder, shall again be subject to the first refusal and co-sale rights of the Company and/or Qualifying Investors and shall require compliance by a Key Holder with the procedures described in this Section 2.

(g) Any purchaser of shares of Key Holder Stock from a Key Holder (excluding the Company or any Investor) shall, as a condition to the acquisition of such shares, enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Key Holder hereunder, including this Section 2. Such Transferred Key Holder Stock shall remain “Key Holder Stock” hereunder, and such purchaser shall be treated as the “Key Holder” for purposes of this Agreement.

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3.	EXEMPT TRANSFERS.

3.1 Notwithstanding the foregoing, the right of first refusal and co-sale rights of the Company and/or the Qualifying Investors set forth in Section 2 above shall not apply: (a) in the case of a Key Holder who is a natural person, to any Transfer without consideration to the Key Holder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or the Key Holder; (b) in the case of a Key Holder that is an entity, upon a Transfer without consideration by such Key Holder to its stockholders, members, partners or other equity holders, (c) to a repurchase of Key Holder Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Key Holder Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors; provided that in the event of any Transfer made pursuant to clauses (a) and (b), (A) the Key Holder shall inform, in writing, the Investors of such Transfer prior to effecting it and (B) the transferee or donee shall, as a condition to such Transfer, enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Key Holder hereunder, including Section 2. Such Transferred Key Holder Stock shall remain “Key Holder Stock” hereunder, and such transferee or donee shall be treated as the “Key Holder” for purposes of this Agreement.

3.2 Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Key Holder Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) or any Transfer of Key Holder Stock in connection with a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation (as the same may be amended, restated or otherwise modified from time to time, the “Restated Certificate”)) which is approved in accordance with the Restated Certificate.

3.3 This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from a Key Holder who performed services for the Company or any subsidiary who acquired such shares directly from the Company, if such purchase is made upon the termination of employment or other business relationship of such Key Holder as a former employee, officer, director, consultant or other service provider pursuant to contractual rights held by the Company relating to the termination of employment or other business relationship of such Key Holder and the purchase price does not exceed the lesser of (i) the original purchase price paid the Key Holder for such shares or (ii) the then fair market value of such shares.

3.4 Notwithstanding the foregoing, no Key Holder shall Transfer any Key Holder Stock to (a) any entity which, in the determination of the Company’s Board of Directors, directly or indirectly competes with the Company or (b) any customer, distributor or supplier of the Company, if the Company’s Board of Directors should determine that such Transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

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4.	PROHIBITED TRANSFERS.

4.1 Call Option. In the event of a Transfer in contravention of Section 2.3 hereof (a “Prohibited Transaction”), each Qualifying Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the option to purchase from the pledgee, purchaser or transferee of the Key Holder Stock transferred in contravention of Section 2.3, the number of shares that such Qualifying Investor would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 2.3 hereof, on the following terms and conditions:

(a) the price per share at which the shares are to be purchased by such Qualifying Investor shall be equal to the price per share paid to such Key Holder by the third party purchaser or purchasers of such Key Holder Stock that is subject to the Prohibited Transaction; and

(b) the Key Holder effecting such Prohibited Transaction shall reimburse such Qualifying Investor for any and all fees and expenses, including reasonable legal fees and expenses, incurred in effecting such purchase.

4.2 Put Option. In the event that a Key Holder should Transfer any Key Holder Stock in contravention of the co-sale rights of each Qualifying Investor under Section 2.4 of this Agreement (a “Prohibited Transfer”), each Qualifying Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided by this Section 4.2, and such Key Holder shall be bound by the applicable provisions of such option. In the event of a Prohibited Transfer, each Qualifying Investor shall have the right to sell to such Key Holder the type and number of shares of Common Stock equal to the number of shares each Qualifying Investor would have been entitled to transfer to the purchaser under Section 2.4 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(a) The price per share at which the shares are to be sold to the Key Holder shall be equal to the price per share paid by the purchaser to such Key Holder in such Prohibited Transfer. The Key Holder shall also reimburse each Qualifying Investor for any and all fees and expenses, including reasonable legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Qualifying Investor’s rights under Section 2.4.

(b) Within ninety (90) days after the date on which a Qualifying Investor received notice of the Prohibited Transfer, such Qualifying Investor shall, if exercising the option created hereby, deliver to the Key Holder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(c) Such Key Holder shall, upon receipt of the certificate or certificates for the shares to be sold by a Qualifying Investor, pursuant to this Section 4.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.2(b), in cash or by other means acceptable to such Qualifying Investor.

4.3 Voidability of Transfer. Notwithstanding the foregoing, any purported Transfer by a Key Holder of Key Holder Stock in contravention of Section 2 and/or Section 3 hereof shall

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be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent, and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of any Transfer of Key Holder Stock not made in strict compliance with this Agreement).

5.	LEGEND.

5.1 Each certificate representing shares of Key Holder Stock now or hereafter owned by the Key Holder or issued to any person or entity (excluding the Company and any Co-Sale Participant) in connection with a Transfer pursuant to Section 2.4, 3.1 or Section 3.3 hereof shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

5.2 The Key Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Key Holder following termination of this Agreement.

6.	MISCELLANEOUS.

6.1 Conditions to Exercise of Rights. Exercise of the parties’ rights under this Agreement shall be subject to and conditioned upon, and the Key Holders, the Investors and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof and regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3 Amendment. Any provision of this Agreement may be amended or modified and/or the observance thereof may be waived or this Agreement terminated, only with the written consent of (i) the Company; (ii) the Investors holding a majority of the outstanding shares of Series B Stock and (iii) the parties hereto holding a majority of the outstanding shares of Common Stock and Preferred Stock (voting or consenting together as a single class);

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provided, that no consent of any Key Holder or Investor shall be necessary for any amendment and/or restatement which merely includes additional holders of Preferred Stock or other preferred stock of the Company as “Investors” as parties hereto or other employees or holders of Common Stock of the Company as “Key Holders” and parties hereto. Any amendment or waiver effected in accordance with clauses (i), (ii), and (iii) of this Section 6.3 shall be binding upon each Investor, and his, her or its successors and assigns, the Company and each of the Key Holders and his, her or its successors and assigns. No consent of any party hereto shall be necessary to include as a party to this Agreement any transferee required to become a party hereto pursuant to Section 2.4, 3.1 or Section 3.3 hereof.

6.4 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

6.5 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a) the date of the closing of a Qualified Public Offering (as defined in the Restated Certificate);

(b) the date of the closing of a Deemed Liquidation Event (as defined in the Restated Certificate); or

(c) the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company; (ii) the Investors holding a majority of the outstanding shares of Series B Stock and (iii) the parties hereto holding a majority of the outstanding shares of Common Stock and Preferred Stock (voting or consenting together as a single class).

6.6 Ownership. Each Key Holder represents and warrants that he, she or it is the sole legal and beneficial owner of those shares of Key Holder Stock he, she or it currently holds subject to the Agreement and that no other person or entity has any interest (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations under this Agreement) in such shares

6.7 Lock-Up. Each Key Holder hereby agrees that such Key Holder shall not lend, offer, pledge, purchase any option to sell or contract to sell, sell any option or contract to purchase, sell, contract to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Key Holder (other than those included in the registration) during the 180-day period following the effective date of the initial public offering (the “IPO”) (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711), provided, that all officers and directors of the Company and shareholders holding at least 1% of the Company’s capital stock are bound by and have entered into similar agreements. The foregoing provisions of this Section 6.7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 6.7 and shall have the right, power and authority to enforce the provisions hereof as

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though they were a party hereto. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 6.7 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Key Holder Stock of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, if to the Company to the address set forth on the signature page hereto, and if to any Key Holder or Investor, to the address as set forth on EXHIBIT A or EXHIBIT B hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.9 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.10 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including such reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.

6.11 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.12 Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant of the Company, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such

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issuance, cause such employee or consultant (an “Additional Holder”) to execute a counterpart signature page hereto as a Key Holder, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder. This Agreement, including EXHIBIT A and EXHIBIT B hereto, shall be amended by the Company without the consent of the Key Holders or the Investors to include any Additional Holders as “Key Holders.”

6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.14 Consent of Spouse. If any Key Holder is married on the date of this Agreement, then such Key Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit C hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s shares of Key Holder Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Key Holder should marry or remarry subsequent to the date of this Agreement, then such Key Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[THIS SPACE INTENTIONALLY LEFT BLANK]

The foregoing RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is hereby executed as of the date first above written.

COMPANY:

CONNECTURE, INC.

By:	/s/ R. Douglas Schneider

Name:	R. Douglas Schneider
Title:	CEO

Address for Notices:

18500 W. Corporate Drive

Suite 250

Brookfield, WI 53045

INVESTORS:

GPP-CONNECTURE, LLC

By:	/s/ Adam Dolder
Name:	Adam Dolder
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

Chrysalis Ventures II, L.P.
	(Signature)		(Print Name of Entity)

Name:		By:	/s/ David A. Jones

		Name:	David A. Jones, Jr.
		Title:	Member

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

LiveOak Equity Partners L.P.
	(Signature)		(Print Name of Entity)

Name:		By:	/s/ James A. Gilbert

		Name:	James A. Gilbert
		Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:	Entity:

SSM Venture Associates, L.P.
(Signature)		(Print Name of Entity)

	By:	SSM II, L.P., general partner
	By:	SSM Corporation, general partner
	By:	/s/ James D. Witherington, Jr.
	Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:	Entity:

SSM Venture Partners II, L.P.
(Signature)		(Print Name of Entity)

	By:	SSM II, L.P., general partner
	By:	SSM Corporation, general partner
	By:	/s/ James D. Witherington, Jr.
	Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Anne G. Hennessy
	(Signature)		(Print Name of Entity)

Name:	Anne G. Hennessy	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Boyd Faust
	(Signature)		(Print Name of Entity)

Name:	Boyd Faust	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Daniel Maynard
	(Signature)		(Print Name of Entity)

Name:	Daniel Maynard	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ David Geuss
	(Signature)		(Print Name of Entity)

Name:	David Geuss	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ David Sockel
	(Signature)		(Print Name of Entity)

Name:	David Sockel	By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Edward D. McCrady
	(Signature)		(Print Name of Entity)

Name:	Edward D. McCrady	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Jonathan D. Goldman
	(Signature)		(Print Name of Entity)

Name:	Jonathan D. Goldman	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Lisa Mayer
	(Signature)		(Print Name of Entity)

Name:	Lisa Mayer	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Minal Patel
	(Signature)		(Print Name of Entity)

Name:	Minal Patel	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Robert Douglas Schneider
	(Signature)		(Print Name of Entity)

Name:	Robert Douglas Schneider	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Sandra Woodard
	(Signature)		(Print Name of Entity)

Name:	Sandra Woodard	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Wendy Grossman
	(Signature)		(Print Name of Entity)

Name:	Wendy Grossman (on behalf of Shirley Faecher and Arthur Faecher)	By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Individual:		Entity:

/s/ Yong Zou
	(Signature)		(Print Name of Entity)

Name:	Yong Zou	By:

Name:

B-1

EXHIBIT A

LIST OF KEY HOLDERS

NAME AND ADDRESS OF KEY HOLDER	SHARES OF COMMON STOCK	SHARES OF SERIES A PREFERRED STOCK
Anne Hennessey ######	0	24,521

Arthur Faecher ######	0	1,908

Boyd Faust ######	0	3,816

Daniel Maynard ######	0	49,465

David Geuss ######	0	69

David Sockel ######	0	7,869

Ed McCrady ######	0	1,080

Jonathan Goldman ######	0	1,080

Lisa Mayer ######	0	381

Minal Patel ######	0	1,641

Robert Douglas Schneider ######	240,000	0

Sandra Woodard ######	0	114

NAME AND ADDRESS OF KEY HOLDER	SHARES OF COMMON STOCK	SHARES OF SERIES A PREFERRED STOCK
Shirley Faecher ######	0	3,234

Yong Zou ######	0	572

Total	240,000	95,750

EXHIBIT B

LIST OF INVESTORS

NAME	ADDRESS	COMMON STOCK	SERIES A PREFERRED STOCK	SERIES B PREFERRED STOCK
GPP—Connecture, LLC	c/o Great Point Partners, LLC 165 Mason Street, 3rd Floor Greenwich, CT 06830 Attention: Charlie Myers and Brett Carlson	0	0	17,696,553

Chrysalis Ventures II, L.P.	101 South Fifth Street Suite 1650 Louisville, KY 40202-3122 Attention: David A. Jones, Jr. and Alan Ying	0	10,886,316	2,000,000

LiveOak Equity Partners, L.P.	1268 Park Vista Drive Atlanta, GA 30319 Attention: James A. Gilbert	0	4,773,387

SSM Venture Associates, L.P.	c/o Jim Witherington 6075 Poplar Avenue Suite 335 Memphis, TN 38119	0	1,492,434

SSM Venture Partners II, L.P.	c/o Jim Witherington 6075 Poplar Avenue Suite 335 Memphis, TN 38119	0	7,640,186
TOTAL:		0	24,792,323	19,696,553

EXHIBIT C

CONSENT OF SPOUSE

I, [                                ], spouse of [                                ], acknowledge that I have read the Right of First Refusal and Co-Sale Agreement, dated as of August 3, 2012, to which this Consent is attached as Exhibit C (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Key Holder Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [        ] day of [                    ,         ].

Signature

Print Name